As filed with the Securities and Exchange Commission on March 19, 2008

Registration No.    –

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

InfoLogix, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-1983837
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

101 East County Line Road, Suite 210,
Hatboro, Pennsylvania	19040
(Address of Principal Executive Offices)	(Zip Code)

InfoLogix, Inc. 2008 Employee Stock Purchase Plan

(Full Title of the Plan)

John A. Roberts

Chief Financial Officer

101 East County Line Road, Suite 210

Hatboro, Pennsylvania  19040

(Name and Address of Agent for Service)

(215) 604-0691

(Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Stephen T. Burdumy

Drinker Biddle & Reath LLP

One Logan Square

18th and Cherry Streets

Philadelphia, Pennsylvania 19103

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount To Be	Offering Price	Aggregate	Amount of
To Be Registered	Registered	Per Share (1)	Offering Price (1)	Registration Fee
Common stock, $0.00001 par value per share	1,000,000	$1.71	$1,710,000	$67.21

(1)               Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee, based upon the average of the high and low prices reported on the NASDAQ Capital Market on March 17, 2008.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents:

1.               The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the Securities and Exchange Commission on March 29, 2007.

2.               The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, filed with the Securities and Exchange Commission on May 15, 2007.

3.               The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, filed with the Securities and Exchange Commission on August 14, 2007.

4.               The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, filed with the Securities and Exchange Commission on November 14, 2007.

5.               The Registrant’s Current Reports on Form 8-K, filed with the Securities and Exchange Commission on April 5, April 11, May 14, August 23, October 4, 2007, as amended by the 8-K/A filed by the Registrant on December 14, 2007, and November 29, 2007.

6.               The description of the Registrant’s Common Stock contained in the Registration Statement on Form 10 filed with the Securities and Exchange Commission on September 17, 2007, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents.  Any statement contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document incorporated herein by reference modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as InfoLogix, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.  In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our certificate of incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract.  Any repeal or modification of these provisions approved by our stockholders will be prospective only, and will not adversely affect any limitation on the liability of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DGCL would permit indemnification.

Item 8.  Exhibits.

Exhibit
Number	Description
4.1	Certificate of Incorporation of New Age Translation, Inc. (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K dated November 22, 2006).

4.2

Certificate of Amendment of New Age Translation, Inc. changing corporate name to InfoLogix, Inc. (incorporated herein by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K dated November 29, 2006).

4.3	By-laws of InfoLogix, Inc. (incorporated herein by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K dated November 22, 2006).

5.1	Opinion of Drinker Biddle & Reath LLP.

23.1	Consent of Drinker Biddle & Reath LLP (included in Exhibit 5.1).

23.2	Consent of Asher & Company, Ltd.

23.3	Consent of McGladrey & Pullen, LLP.

24.1	Power of Attorney (included in the signature pages of this Registration Statement).

99.1	InfoLogix, Inc. 2008 Employee Stock Purchase Plan.

Item 9.  Undertakings

(a)                  The undersigned Registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                 The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Hatboro, Commonwealth of Pennsylvania, on March 19, 2008.

INFOLOGIX, INC.

/s/ John A. Roberts
By:	John A. Roberts
Title:	Chief Financial Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and officers of InfoLogix, Inc. hereby severally constitutes and appoints David T. Gulian and John A. Roberts, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with full power of substitution for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ David T. Gulian	President and Chief Executive	March 19, 2008
David T. Gulian	Officer (principal executive officer)
and Director

/s/ John A. Roberts	Chief Financial Officer (principal	March 19, 2008
John A. Roberts	financial officer and principal
accounting officer) and Secretary

/s/ Craig A. Wilensky	Director	March 19, 2008
Craig A. Wilensky

/s/ Richard D. Hodge	Director	March 19, 2008
Richard D. Hodge

/s/ Wayne D. Hoch	Director	March 19, 2008
Wayne D. Hoch

/s/ Thomas C. Lynch	Director	March 19, 2008
Thomas C. Lynch

/s/ Thomas O. Miller	Director	March 19, 2008
Thomas O. Miller

/s/ Warren V. Musser	Director	March 19, 2008
Warren V. Musser

/s/ Jake Steinfeld	Director	March 19, 2008
Jake Steinfeld

/s/ Richard A. Vermeil	Director	March 19, 2008
Richard A. Vermeil

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Certificate of Incorporation of New Age Translation, Inc. (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K dated November 22, 2006).

4.2

Certificate of Amendment of New Age Translation, Inc. changing corporate name to InfoLogix, Inc. (incorporated herein by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K dated November 29, 2006).

4.3	By-laws of InfoLogix, Inc. (incorporated herein by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K dated November 22, 2006).

5.1	Opinion of Drinker Biddle & Reath LLP.

23.1	Consent of Drinker Biddle & Reath LLP (included in Exhibit 5.1).

23.2	Consent of Asher & Company, Ltd.

23.3	Consent of McGladrey & Pullen, LLP.

24.1	Power of Attorney (included in the signature pages of this Registration Statement).

99.1	InfoLogix, Inc. 2008 Employee Stock Purchase Plan.